SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Feb. 28, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In November 2012, Northern States Power Company (NSP-Minnesota), a Minnesota corporation, and a wholly owned subsidiary of Xcel Energy Inc., filed a request with the Minnesota Public Utilities Commission (MPUC) for an increase in annual revenues of approximately $285 million, or 10.7 percent.  The rate filing is based on a 2013 forecast test year, a requested ROE of 10.6 percent, an average electric rate base of approximately $6.3 billion and an equity ratio of 52.56 percent.

In December 2012, the MPUC accepted the filing as complete and approved the interim rates of approximately $251 million, as requested, effective Jan. 1, 2013, subject to refund.  In addition, on Jan. 25, 2013 NSP-Minnesota filed supplemental testimony as ordered by the MPUC regarding its ability to refinance additional debt and to discuss the effects of certain changes to its equity ratio.

On Feb. 28, 2013, intervening parties filed direct testimony proposing modifications to NSP-Minnesota’s rate request.  The Minnesota Department of Commerce (DOC) recommended an increase of approximately $93.6 million, effective Jan. 1, 2013, based on a recommended ROE of 10.24 percent and an equity ratio of 52.56 percent.  The DOC recommendation reflects the following adjustments:
•	Lower ROE ($20 million);
•
Removal of Sherco Unit 3 costs, which is currently out of service due to damage to equipment that occurred in 2011 ($39 million revenue requirement reduction for reduced expenses and exclusion from rate base);

•	Reducing the recovery of costs for Monticello and Prairie Island nuclear generating plants ($9 million reflecting the revenue requirement for exclusion of approximately $73.3 million from rate base);
•	Lower pension expense ($25 million);
•	Elimination of certain incentive compensation ($25 million);
•	Adjusting the sales forecast for increased revenue ($24 million);
•	Reduction in recovery of other employee benefits ($11 million), and
•	Other cost reductions and rate design issues.

Other interveners filing testimony included the Minnesota Office of the Attorney General-Antitrust and Utilities Division (OAG), the Minnesota Chamber of Commerce (the Chamber), the Large Industrial Customer Group (XLI), the Commercial Group, the Energy Cents Coalition, the Industrial, Commercial and Institutional Customers Group and the Suburban Rate Authority.  The Chamber and XLI provided revenue requirement adjustments, including some of those identified by the DOC, such as Sherco Unit 3, and provided recommendations related to rate design.  The OAG recommended adjustments included nuclear refueling outage costs, rate design and other issues.  The remaining parties testified on a combination of revenue requirement, rate design, service quality and policy issues.

Next steps in the procedural schedule are as follows:
•	Rebuttal Testimony – March 25, 2013
•	Surrebuttal Testimony – April 12, 2013
•	Evidentiary Hearing – April 18 – 24, 2013
•	Initial Brief – May 15, 2013
•	Reply Brief and Findings of Fact – May 30, 2013
•	ALJ Report – July 3, 2013
•	MPUC Order – Anticipated by September 2013

Xcel Energy reaffirms 2013 earnings guidance of $1.85 to $1.95 per share.  This guidance range is based on several key assumptions, including constructive outcomes in all rate case and regulatory proceedings.  Other key assumptions are as follows:
•	Normal weather patterns are experienced for the year.
•	Weather-adjusted retail electric utility sales are projected to grow approximately 0.5 percent.

•	Weather-adjusted retail firm natural gas sales are projected to decline by approximately 1 percent.
•	Rider revenue recovery for certain projects have been rolled into base rates, therefore the change is no longer meaningful.
•	O&M expenses are projected to increase approximately 4 percent to 5 percent over 2012 levels.
•	Depreciation expense is projected to increase $75 million to $85 million over 2012 levels.
•	Property taxes are projected to increase approximately $35 million to $40 million over 2012 levels.
•	Interest expense (net of AFUDC - debt) is projected to decrease $30 million to $35 million from 2012 levels.
•	AFUDC - equity is projected to increase approximately $15 million to $20 million over 2012 levels.
•	The effective tax rate is projected to be approximately 34 percent to 36 percent.
•	Average common stock and equivalents are projected to be approximately 490 million to 500 million shares.

Except for the historical statements contained in this 8-K, the matters discussed herein, including our 2013 earnings per share guidance and assumptions and the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions by regulatory bodies impacting our nuclear operations, including those affecting costs, operations or the approval of requests pending before the NRC; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and NSP-Minnesota in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and NSP-Minnesota’s Annual Reports on Form 10-K for the year ended Dec. 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2013	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer